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                                                                     Exhibit 5.1

                                        12636 High Bluff Drive, Suite 300
                                        San Diego, California  92130-2071
                                        Tel: (858) 523-5400  Fax: (858) 523-5450
                                        www.lw.com

(LATHAM & WATKINS(LLP) LOGO)            FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
                                        Frankfurt     Orange County
                                        Hamburg       Paris
      November 8, 2004                  Hong Kong     San Diego
                                        London        San Francisco
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.

      CancerVax Corporation             File No. 031862-0013
      2110 Rutherford Road
      Carlsbad, CA 92008

      Re: $80,000,000 Aggregate Offering Price of Common Stock of CancerVax Corporation

      Ladies and Gentlemen:

            In connection with the registration statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by CancerVax Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), you have requested our opinion with respect to the matters set forth below.

            You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "PROSPECTUS"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "PROSPECTUS SUPPLEMENT"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $80,000,000 aggregate offering price of shares of common stock, par value $0.00004 per share (the "COMMON STOCK"), plus any additional Common Stock that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "SHARES"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to the validity of the Shares.

            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed and that the terms of each issuance of the Shares will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

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NOVEMBER 8, 2004
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(LATHAM & WATKINS(LLP) LOGO)

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officer(s) of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

            1. When (a) the Board of Directors of the Company or a duly formed committee thereof adopts a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for the Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (i) the terms of such Shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such Shares, the Company has a sufficient number of authorized but unissued shares under the Company's Amended and Restated Certificate of Incorporation, (iii) such Shares as delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) such Shares comply with all requirements and restrictions, if any, applicable to the Company whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Shares will be validly issued, fully paid and nonassessable.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              /s/ Latham & Watkins LLP